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                                   MAGNETEK, INC.,
                                        Issuer

                                         and

                            UNION BANK OF CALIFORNIA, N.A.
                                       Trustee

                       ---------------------------------------

                                 INDENTURE SUPPLEMENT

                              Dated as of June 24, 1997

                                          TO

                                      INDENTURE

                            Dated as of November 15, 1991

                       ---------------------------------------

                                     $125,000,000

                   10-3/4% Senior Subordinated Debentures Due 1998

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                                 INDENTURE SUPPLEMENT

    THIS INDENTURE SUPPLEMENT (the "Indenture Supplement") to the INDENTURE dated as of November 15, 1991 between MAGNETEK, INC. and UNION BANK, Trustee (the "Indenture") is entered into as of June 24, 1997, by and among MAGNETEK, INC., a Delaware corporation (the "Company") and UNION BANK OF CALIFORNIA, N.A., a National Banking Association (successor by merger to Union Bank), as Trustee (the "Trustee") and will become operative immediately after the 10-3/4% Senior Subordinated Debentures due 1998 (the "Debentures") are accepted for purchase by the Company (the "Effective Date").

                                PRELIMINARY STATEMENT

    Section 902 of the Indenture provides, among other things, that the Company, when authorized by resolution of the Board of Directors and the Trustee, and with the consent of the holders of not less than a majority in aggregate principle amount of the outstanding securities, may amend or supplement the Indenture. The purpose of this Indenture Supplement is to provide for the elimination of certain of the Company's covenants contained therein following the Company's tender offer to buy all of the Securities and receipt by the Company of the required consents of the holders. The Board of Directors of the Company has duly authorized this Indenture Supplement. All terms used in this Indenture Supplement which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Indenture Supplement or the context clearly requires otherwise.

SECTION 1.    AMENDMENTS TO INDENTURE.

    The Indenture is hereby amended such that the UNDERLINED clauses below are added to the Indenture and the ITALICIZED clauses below are deleted from the Indenture.

    SECTION 1009. Limitation on Additional Indebtedness and Issuances of Disqualified Capital Stock.

         INTENTIONALLY OMITTED.

         (a) THE COMPANY SHALL NOT, AND SHALL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, CREATE, ISSUE, INCUR, ASSUME, GUARANTEE, BECOME LIABLE FOR, CONTINGENTLY OR OTHERWISE, EXTEND THE MATURITY OF OR OTHERWISE BECOME RESPONSIBLE FOR THE PAYMENT OF (COLLECTIVELY "INCUR") ANY INDEBTEDNESS (INCLUDING ANY INDEBTEDNESS OF ANY ENTITY EXISTING AT THE TIME SUCH ENTITY IS MERGED OR OTHERWISE COMBINED WITH, OR BECOMES A SUBSIDIARY OF, THE COMPANY OR IS ASSUMED IN CONNECTION WITH THE ACQUISITION OF ANY ASSETS) OR ISSUE ANY DISQUALIFIED CAPITAL STOCK; PROVIDED, HOWEVER, THAT THE COMPANY MAY, AND MAY PERMIT ITS SUBSIDIARIES TO, INCUR INDEBTEDNESS OR ISSUE DISQUALIFIED CAPITAL STOCK IF (i) NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AT THE TIME OR AS A CONSEQUENCE OF THE ISSUANCE OF SUCH INDEBTEDNESS OR DISQUALIFIED CAPITAL STOCK AND (ii) ON THE DATE OF THE ISSUANCE OF SUCH INDEBTEDNESS OR


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DISQUALIFIED CAPITAL STOCK AND IMMEDIATELY AFTER GIVING EFFECT THERETO, THE
COMPANY'S CONSOLIDATED FIXED CHARGE COVERAGE RATIO WOULD BE NOT LESS THAN 2.5 TO 1.0.

         (b) THE FOREGOING LIMITATION SHALL NOT APPLY TO: (i) INDEBTEDNESS OF THE COMPANY OR ANY SUBSIDIARY OUTSTANDING ON THE DATE OF THE INDENTURE (EXCLUDING ANY AMOUNTS COVERED UNDER THE BANK AGREEMENT BY (iii) BELOW);
(ii) INDEBTEDNESS OF THE COMPANY PURSUANT TO THE SECURITIES; (iii) INDEBTEDNESS OF THE COMPANY NOT IN EXCESS OF THE AGGREGATE AMOUNT, AS OF THE DATE OF THE INDENTURE, OF THE MAXIMUM COMMITMENTS UNDER THE BANK AGREEMENT ($220 MILLION), WHETHER OR NOT ALL OF SUCH INDEBTEDNESS IS OUTSTANDING ON THE DATE OF THE INDENTURE, (iv) INDEBTEDNESS OF THE COMPANY OR ITS SUBSIDIARIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS SUBSIDIARIES, AS THE CASE MAY BE (INCLUDING INDEBTEDNESS OF A SUBSIDIARY OF THE COMPANY TO ANOTHER SUBSIDIARY OF THE COMPANY); (v) ADDITIONAL INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES OF WHICH THE AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME DOES NOT EXCEED $100 MILLION, INCLUDING, WITHOUT LIMITATION, ANY INDEBTEDNESS UNDER THE BANK AGREEMENT IN ADDITION TO THE INDEBTEDNESS REFERRED TO IN CLAUSE (iii) ABOVE;
(vi) OBLIGATIONS OF THE COMPANY AND ITS SUBSIDIARIES REPRESENTED BY TRADE PAYABLES INCURRED IN THE ORDINARY COURSE OF BUSINESS; (vii) INDEBTEDNESS OF THE COMPANY REFERRED TO IN CLAUSE (ii) OF THE DEFINITION OF INDEBTEDNESS, PROVIDED THAT THE OBLIGATION TO WHICH SUCH INDEBTEDNESS RELATES IS DEEMED TO BE INDEBTEDNESS PERMITTED HEREUNDER; AND (viii) INDEBTEDNESS OF THE COMPANY OR ANY SUBSIDIARY ISSUED IN EXCHANGE FOR, OR 100% OF THE PROCEEDS OF WHICH ARE USED TO REPAY, REFUND, REFINANCE, DISCHARGE, EXTEND THE MATURITY OF OR OTHERWISE RETIRE FOR VALUE, THE OUTSTANDING INDEBTEDNESS, OR WHICH IS A RENEWAL, EXTENSION, MODIFICATION OR REFUNDING OF INDEBTEDNESS, WHICH WHEN INCURRED WAS PERMITTED UNDER CLAUSES (i), (ii), (iii), OR (v) ABOVE ("REFINANCING INDEBTEDNESS"); PROVIDED, HOWEVER, THAT THE PRINCIPAL AMOUNT OF SUCH REFINANCING INDEBTEDNESS SHALL NOT EXCEED THE LESSER OF (x) THE PRINCIPAL AMOUNT OF THE INDEBTEDNESS BEING EXTENDED, RENEWED OR REPLACED OR (y) IF THE INDEBTEDNESS BEING EXTENDED, RENEWED OR REPLACED WAS ISSUED AT AN ORIGINAL ISSUE DISCOUNT, THE ORIGINAL ISSUE PRICE PLUS AMORTIZATION OF THE ORIGINAL ISSUE DISCOUNT OF SUCH INDEBTEDNESS AT THE TIME OF THE INCURRENCE OF THE REFINANCING INDEBTEDNESS, IN ADDITION, IN EACH CASE, TO THE AMOUNT OF FEES, EXPENSES OR SIMILAR PAYMENTS INCURRED BY THE COMPANY IN ORDER TO ISSUE SUCH REFINANCING INDEBTEDNESS.

         (c)  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SUBSECTIONS (a) AND
(b) OF THIS SECTION 1009, IN THE EVENT THAT THE COMPANY'S CONSOLIDATED FIXED CHARGE COVERAGE RATIO IS LESS THAN 2.5 TO 1.0 (ON THE DATE OF THE ISSUANCE OF THE INDEBTEDNESS OR DISQUALIFIED CAPITAL STOCK DESCRIBED HEREAFTER AND IMMEDIATELY AFTER GIVING EFFECT THERETO), THE COMPANY SHALL NOT, AND SHALL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, DIRECTLY OR INDIRECTLY, ISSUE ANY INDEBTEDNESS OR DISQUALIFIED CAPITAL STOCK IF THE PROCEEDS THEREFROM ARE USED, DIRECTLY OR INDIRECTLY, TO REPAY, REDEEM, DEFEASE, RETIRE OR REFINANCE ANY OBLIGATIONS THAT ARE SUBORDINATE TO OR PARI PASSU WITH THE SECURITIES UNLESS SUCH INDEBTEDNESS OR DISQUALIFIED CAPITAL STOCK (A) IS EXPRESSLY SUBORDINATED TO OR PARI PASSU WITH THE DEBENTURES AT LEAST TO THE SAME EXTENT AS THE INDEBTEDNESS SO REPAID, REDEEMED, DEFEASED, RETIRED OR REFINANCED, (B) DOES NOT MATURE PRIOR TO THE MATURITY DATE OF THE DEBENTURES AND (C) IS NOT PARTIALLY OR FULLY REDEEMABLE OR PUTABLE PRIOR TO THE MATURITY OF THE DEBENTURES.


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    SECTION 1010.  Limitation on Restricted Payments.

         INTENTIONALLY OMITTED.

         (a)  EXCEPT FOR PAYMENTS TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
THE COMPANY SHALL NOT, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES NOT TO, DIRECTLY OR INDIRECTLY, (i) DECLARE OR PAY ANY DIVIDEND ON, OR MAKE ANY DISTRIBUTION IN RESPECT OF, OR PURCHASE, REDEEM OR OTHERWISE ACQUIRE OR RETIRE FOR VALUE, ANY CAPITAL STOCK OF THE COMPANY, OR ANY OF ITS SUBSIDIARIES, OR ANY WARRANTS, OPTIONS OR RIGHTS (EXCEPT, OTHERWISE THAN AS PROVIDED IN (ii) BELOW, EXCHANGEABLE OR CONVERTIBLE DEBT OF THE COMPANY) TO ACQUIRE ANY SUCH CAPITAL STOCK OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, OTHER THAN THROUGH THE ISSUANCE SOLELY OF QUALIFIED CAPITAL STOCK, OR RIGHTS THERETO, OR (ii) MAKE ANY PRINCIPAL PAYMENT ON, OR REDEEM, REPURCHASE, EXCHANGE OR OTHERWISE ACQUIRE OR RETIRE FOR VALUE (OTHER THAN THROUGH THE ISSUANCE OF QUALIFIED CAPITAL STOCK), PRIOR TO SCHEDULED PRINCIPAL PAYMENT OR MATURITY, INDEBTEDNESS WHICH IS SUBORDINATED IN RIGHT OF PAYMENT TO THE DEBENTURES UNLESS SUCH EXCHANGE, PURCHASE, REDEMPTION OR OTHER ACQUISITION OR RETIREMENT IS MADE BY EXCHANGE FOR OR OUT OF THE PROCEEDS OF THE SUBSTANTIALLY CONCURRENT SALE OF INDEBTEDNESS OF THE COMPANY WHICH IS
(A) EXPRESSLY SUBORDINATED TO THE SECURITIES AT LEAST TO THE SAME EXTENT AS INDEBTEDNESS SO EXCHANGED, PURCHASED, REDEEMED OR OTHERWISE ACQUIRED OR RETIRED,
(B) DOES NOT MATURE PRIOR TO THE MATURITY DATE OF THE SECURITIES AND (C) IS NOT PARTIALLY OR FULLY REDEEMABLE OR PUTABLE PRIOR TO THE MATURITY OF THE SECURITIES, OR (iii) MAKE ANY LOAN TO, INCUR, CREATE, ASSUME OR GUARANTEE INDEBTEDNESS OF, OR MAKE ANY ADVANCE TO, OR OTHER INVESTMENT IN, ANY RELATED PERSON OF THE COMPANY (OTHER THAN ANY OF THE COMPANY'S SUBSIDIARIES, EXCEPT FOR ANY SUBSIDIARY IN WHICH ANY EMPLOYEE, OFFICER, DIRECTOR OR ANY BENEFICIAL OWNER OF 5% OR MORE OF THE CAPITAL STOCK OF THE COMPANY IS ALSO A SHAREHOLDER OF SUCH SUBSIDIARY), EXCEPT FOR ANY TRANSACTION WITH AN OFFICER OR DIRECTOR OF THE COMPANY ENTERED INTO IN THE ORDINARY COURSE OF BUSINESS (INCLUDING COMPENSATION OR EMPLOYEE BENEFIT ARRANGEMENTS WITH ANY OFFICER OR DIRECTOR OF THE COMPANY) (SUCH PAYMENTS OR ANY OTHER ACTIONS DESCRIBED IN (i), (ii) AND (iii), COLLECTIVELY, "RESTRICTED PAYMENTS") "UNLESS IN EACH CASE (1) AT THE TIME OF AND AFTER GIVING EFFECT TO THE PROPOSED RESTRICTED PAYMENT, NO DEFAULT OR EVENT OF DEFAULT WILL HAVE OCCURRED AND BE CONTINUING, AND (2) AT THE TIME OF AND AFTER GIVING EFFECT TO THE PROPOSED RESTRICTED PAYMENT (THE AMOUNT OF ANY SUCH PAYMENT, IF OTHER THAN CASH, AS DETERMINED BY THE BOARD OF DIRECTORS, WHOSE DETERMINATION SHALL BE MADE IN GOOD FAITH AND EVIDENCED BY A BOARD RESOLUTION), THE AGGREGATE AMOUNT OF ALL RESTRICTED PAYMENTS DECLARED OR MADE AFTER
SEPTEMBER 30, 1991 (INCLUDING THE PROPOSED RESTRICTED PAYMENT) WOULD NOT EXCEED
(A) 50% OF THE AGGREGATE CONSOLIDATED NET INCOME OF THE COMPANY EARNED SUBSEQUENT TO SEPTEMBER 30, 1991 AND PRIOR TO THE LAST DAY OF THE COMPANY'S FISCAL QUARTER ENDING IMMEDIATELY PRIOR TO THE DATE OF SUCH PROPOSED RESTRICTED PAYMENT (OR IF SUCH AGGREGATE CONSOLIDATED NET INCOME IS A LOSS, MINUS 100% OF SUCH LOSS) AND MINUS 100% OF THE AMOUNT OF ANY WRITE-DOWNS, WRITE-OFFS, OTHER NEGATIVE EVALUATIONS AND OTHER NEGATIVE EXTRAORDINARY CHARGES NOT OTHERWISE REFLECTED IN THE CONSOLIDATED NET INCOME DURING SUCH PERIOD, PLUS (B) THE AGGREGATE NET PROCEEDS TO THE COMPANY FROM THE SALE OF QUALIFIED CAPITAL STOCK (OTHER THAN BY A SUBSIDIARY) SUBSEQUENT TO SEPTEMBER 30, 1991 (EXCLUDING QUALIFIED CAPITAL STOCK PAID AS A DIVIDEND ON, OR ISSUED UPON OR IN EXCHANGE FOR OTHER CAPITAL STOCK OR AS PAYMENT OF INTEREST ON INDEBTEDNESS OF THE COMPANY), PLUS (C) $25 MILLION.


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         (b)  NOTWITHSTANDING SUBSECTION (a) OF THIS SECTION 1010, THE COMPANY
IS PERMITTED TO PAY ANY DIVIDEND WITHIN 60 DAYS AFTER THE DATE OF ITS DECLARATION IF AT THE DATE OF DECLARATION SUCH PAYMENT WOULD HAVE BEEN PERMITTED BY SUCH PARAGRAPHS.

    SECTION 1011.  Use of Proceeds from Disposition of Assets.

         INTENTIONALLY OMITTED.

         SUBJECT TO SECTIONS 801 AND 1010 OF THIS INDENTURE, THE COMPANY SHALL NOT, AND SHALL NOT PERMIT ANY OF ITS SUBSIDIARIES TO, SELL, TRANSFER OR OTHERWISE DISPOSE OF (COLLECTIVELY, "TRANSFER") ANY ASSETS (INCLUDING BY WAY OF SALE-AND-LEASEBACK), OTHER THAN IN THE ORDINARY COURSE OF BUSINESS, OR ANY OF THE CAPITAL STOCK OF ANY SUBSIDIARY DIRECTLY OR INDIRECTLY OWNED BY THE COMPANY, UNLESS (A) IN THE EVENT THAT THE ASSETS OR CAPITAL STOCK SO TRANSFERRED, IN A SINGLE TRANSACTION OR A SERIES OF RELATED TRANSACTIONS, HAVE A VALUE IN EXCESS OF $10,000,000, SUCH TRANSFER IS AT FAIR MARKET VALUE AS DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY AND (B) TO THE EXTENT THE NET PROCEEDS FROM ALL SUCH TRANSFERS OVER A 12-MONTH PERIOD IN THE AGGREGATE EXCEED $10,000,000, SUCH NET PROCEEDS IN EXCESS OF $10,000,000 ARE (i) APPLIED TO THE PAYMENT OF THE PRINCIPAL OF AND INTEREST ON SENIOR INDEBTEDNESS OR THE SECURITIES, AND/OR
(ii) REINVESTED IN THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, (x) APPLIED TO THE ACQUISITION OF ASSETS OR CAPITAL STOCK OF A PERSON IN A LINE OF BUSINESS REASONABLY RELATED TO THE BUSINESSES THEN CONDUCTED BY THE COMPANY AND ITS SUBSIDIARIES, PROVIDED, THAT IF THE COMPANY OR ANY OF ITS SUBSIDIARIES ACQUIRES CAPITAL STOCK OF A PERSON, SUCH PERSON SHALL BECOME A SUBSIDIARY OF THE COMPANY, AND (y) THE USE OF SUCH NET PROCEEDS TO REPAY ANY INDEBTEDNESS OF ANY SUBSIDIARY OF THE COMPANY; PROVIDED,, THAT SUCH NET PROCEEDS ARE APPLIED IN ACCORDANCE WITH (i) OR (ii) ABOVE WITHIN SIX MONTHS OF RECEIPT THEREOF.

    SECTION 1012.  Limitation on Transactions with Related Persons.

         INTENTIONALLY OMITTED.

         (a)  THE COMPANY SHALL NOT, AND THE COMPANY SHALL NOT PERMIT ANY OF
ITS SUBSIDIARIES TO, ENTER INTO ANY TRANSACTIONS OR SERIES OF RELATED TRANSACTIONS, DIRECTLY OR INDIRECTLY, WITH ANY RELATED PERSON OF THE COMPANY WITH A VALUE IN EXCESS OF $1 MILLION EXCEPT FOR TRANSACTIONS (INCLUDING ANY LOANS OR ADVANCES BY OR TO, OR GUARANTEE ON BEHALF OF, ANY SUCH RELATED PERSON OF THE COMPANY) MADE IN GOOD FAITH AND THE TERMS OF WHICH ARE FAIR AND REASONABLE TO THE COMPANY OR SUCH SUBSIDIARY, AS THE CASE MAY BE, AND ARE AT LEAST AS FAVORABLE AS THE TERMS WHICH COULD BE OBTAINED BY THE COMPANY OR SUCH SUBSIDIARY, AS THE CASE MAY BE, IN A COMPARABLE TRANSACTION MADE ON AN ARM'S LENGTH BASIS WITH PERSONS WHO ARE NOT SUCH RELATED PERSONS OF THE COMPANY; PROVIDED, THAT ANY SUCH TRANSACTION SHALL BE CONCLUSIVELY DEEMED TO BE ON TERMS WHICH ARE FAIR AND REASONABLE TO THE COMPANY, OR SUCH SUBSIDIARY, AND ON TERMS WHICH ARE AT LEAST AS FAVORABLE AS THE TERMS WHICH COULD BE OBTAINED ON AN ARM'S LENGTH BASIS WITH PERSONS WHO ARE NOT RELATED PERSONS IF SUCH TRANSACTION (a) IS APPROVED BY A MAJORITY OF THE COMPANY DIRECTORS, AND A MAJORITY (WHICH MAY BE
ONE) OF THE COMPANY DIRECTORS WHO ARE NEITHER OFFICERS, EMPLOYEES OR BENEFICIAL OWNERS OF 5% OR MORE OF THE CAPITAL STOCK OF THE COMPANY NOR RELATED PERSONS (OTHERWISE THAN DUE TO THE STATUS OF ANY SUCH PERSON AS A DIRECTOR


                                          5
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OF THE COMPANY) OF THE COMPANY OR DIRECTORS, OFFICERS, EMPLOYEES OR BENEFICIAL
OWNERS OF 5% OR MORE OF THE CAPITAL STOCK OF SUCH RELATED PERSONS, OR (b) THE COMPANY OBTAINS A WRITTEN OPINION OF AN INDEPENDENT FINANCIAL ADVISOR STATING THAT THE TERMS OF SUCH TRANSACTION ARE FAIR TO THE COMPANY OR SUCH SUBSIDIARY, AS THE CASE MAY BE, FROM A FINANCIAL POINT OF VIEW; PROVIDED FURTHER, HOWEVER, THAT WITH RESPECT TO A TRANSACTION HAVING A VALUE IN EXCESS OF $5,000,000, THE COMPANY MUST OBTAIN APPROVAL OF BOTH THE APPLICABLE BOARD OF DIRECTORS AND THE WRITTEN OPINION OF AN INDEPENDENT FINANCIAL ADVISOR REQUIRED BY CLAUSES (a) AND
(b) TO THE EFFECT SET FORTH ABOVE.

         (b) NOTWITHSTANDING THE FOREGOING PARAGRAPH, SECTION 1012(a) WILL NOT APPLY TO (i) THE PAYMENT OF REASONABLE AND CUSTOMARY FEES TO DIRECTORS OF THE COMPANY OR ITS SUBSIDIARIES, AS THE CASE MAY BE, OR (ii) ANY TRANSACTION BETWEEN THE COMPANY AND ANY OF ITS SUBSIDIARIES (EXCEPT ANY SUBSIDIARY IN WHICH ANY EMPLOYEE, OFFICER, DIRECTOR OR BENEFICIAL OWNER OF 5% OR MORE OF THE CAPITAL STOCK OF THE COMPANY IS ALSO A SHAREHOLDER OF SUCH SUBSIDIARY) OR BETWEEN ANY SUCH SUBSIDIARIES.

    SECTION 1013.  Limitation on Restrictions on Distributions from
    Subsidiaries.

         INTENTIONALLY OMITTED.

         THE COMPANY SHALL NOT, AND SHALL NOT PERMIT ANY OF ITS SUBSIDIARIES
TO, CREATE OR ASSUME ANY CONSENSUAL ENCUMBRANCE OR RESTRICTION ON THE ABILITY OF SUCH SUBSIDIARY TO PAY DIVIDENDS OR OTHERWISE TRANSFER ASSETS OR MAKE LOANS TO OR ON BEHALF OF THE COMPANY.

    SECTION 1014.  Limitation on Issuance of Subordinated Indebtedness.

         INTENTIONALLY OMITTED.

         THE COMPANY SHALL NOT, DIRECTLY OR INDIRECTLY, INCUR, CREATE, OR SUFFER TO EXIST ANY INDEBTEDNESS WHICH IS BOTH EXPRESSLY SUBORDINATE OR JUNIOR IN RIGHT OF PAYMENT (IN WHOLE OR IN PART) TO ANY SENIOR INDEBTEDNESS AND WHICH IS SENIOR OR SUPERIOR IN RIGHT OF PAYMENT (IN WHOLE OR IN PART) TO THE SECURITIES.

SECTION 2.    REFERENCES TO THE INDENTURE.

    From and after the Effective Date, all references in the Indenture, as supplemented by this Indenture Supplement, shall be deemed to be references to the Indenture, as supplemented by this Indenture Supplement.

SECTION 3.    GENERAL.

    (a) This Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, without giving effect to any conflict of laws principles thereof.


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Notwithstanding the foregoing, the standard of performance by the Trustee of its duties hereunder shall be governed by the laws of the State of California.

    (b) This Indenture Supplement may not be amended, modified or supplemented, except as set forth in Article Nine of the Indenture.

    (c) This Indenture Supplement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

    (d) The execution, delivery and effectiveness of this Indenture Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under, nor any provision of, the Indenture.

    (e) This Indenture Supplement may be executed in any number of counterparts (which may be by facsimile transmission) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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    IN WITNESS WHEREOF, the parties hereto have caused this Indenture
Supplement to be executed as of the day and year first above written.

                                       MAGNETEK, INC.

                                       By:
                                          -------------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------


                                       UNION BANK OF CALIFORNIA, N.A., Trustee

                                       By:
                                          -------------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------




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